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                                                                     EXHIBIT 4.1

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND NEITHER MAY BE SOLD OR OTHERWISE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) THE COMPANY SHALL HAVE RECEIVED A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.


                             BLUE RHINO CORPORATION
                        WARRANT TO PURCHASE COMMON STOCK

                                October 26, 2000


         FOR VALUE RECEIVED, Thomas E. Brandtonies (together with any subsequent registered holder or holders hereof, the "Holder") is entitled to subscribe for and purchase from BLUE RHINO CORPORATION, a Delaware corporation (the "Company"), 100,000 shares (the "Shares") of the Company's common stock, $0.001 par value per share ("Common Stock"), in accordance with the terms of this Warrant to Purchase Common Stock (this "Warrant") as hereinafter set forth. All Shares issued upon the exercise of this Warrant will, upon issuance and full payment therefor, be fully paid and nonassessable and free from all taxes, liens and charges with respect thereto (other than those (i) which the Company shall promptly pay or discharge, (ii) created by the Holder or (iii) based on the Holder's income or revenues).

         This Warrant is subject to the following terms and conditions:

         1. Term of Warrant. This Warrant shall be exercisable, in whole or in part, during the period commencing on the date hereof and ending at 5:00 p.m. Winston-Salem Time on October 25, 2005 (the "Expiration Date"). Any unexercised portion of this Warrant shall terminate and become unexercisable as of the Expiration Date.

         2. Exercise Price. The price per Share at which this Warrant may be exercised shall be $6.00 (the "Warrant Price"). Upon delivery of this Warrant together with the payment of the Warrant Price for the Shares to be purchased, at the principal office of the Company, the Holder shall be deemed to have exercised this Warrant and shall be entitled to be issued the Shares so purchased. In case of any partial exercise of this Warrant, the Company shall execute and deliver a new Warrant of like form, tenor and date for the balance of the Shares.

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         3. Adjustment of Warrant Price and Number of Shares. The Warrant Price
and the number of Shares purchasable hereunder shall be subject to adjustment from time to time in accordance with the following provisions:

                  (a) In case the Company shall at any time subdivide the outstanding shares of Common Stock, the Warrant Price in effect immediately prior to such subdivision shall be proportionately decreased, and in case the Company shall at any time combine the outstanding shares of Common Stock, the Warrant Price in effect immediately prior to such combination shall be proportionately increased, effective from and after the record date of such subdivision or combination, as the case may be. Upon any adjustment in the Warrant Price per Share pursuant to this Section 3(a), the Holder shall thereafter be entitled to purchase, at the adjusted Warrant Price, the number of Shares, calculated to the nearest full Share obtained by (X) multiplying the number of Shares purchasable hereunder immediately prior to such adjustment by the Warrant Price in effect immediately prior to such adjustment, and (Y) dividing the product thereof by the Warrant Price resulting from such adjustment.

                  (b) In the event of the issuance of additional shares of Common Stock as a dividend or distribution to the holders of outstanding shares of Common Stock, from and after the day which is the record date for the determination of stockholders entitled to such dividend or distribution, the Holder shall (until another adjustment) be entitled to purchase a number of Shares equal to (i) the number of Shares purchasable hereunder immediately prior to said record date multiplied by the percentage which the number of additional shares of Common Stock constituting any such distribution is of the total number of shares of Common Stock outstanding immediately prior to said record date plus the number of shares of Common Stock issuable upon conversion of the outstanding convertible securities or upon exercise of any outstanding warrants, options or rights (including those with respect to convertible securities) plus (ii) the number of Shares purchasable hereunder immediately prior to said record date. Upon each adjustment pursuant to this Section 3(b), the Warrant Price in effect immediately prior to such adjustment shall be reduced to an amount determined by dividing (X) the product obtained by multiplying such Warrant Price by the number of Shares purchasable hereunder immediately prior to such adjustment by
(Y) the number of Shares purchasable hereunder immediately following such adjustment.

         4. Reorganization, Reclassification, Consolidation or Merger. If at any time while this Warrant is outstanding there shall be any reorganization or reclassification of the shares of Common Stock (other than a subdivision or combination of shares provided for in Section 3(a)), or any consolidation, merger or similar transaction of the Company with another corporation, the Holder shall thereafter be entitled to receive, during the term hereof and upon payment of the Warrant Price, the number of shares of stock or other securities or property of the Company or of the successor corporation resulting from such transaction, as the case may be, to which a holder of the Shares issuable upon the exercise of this Warrant would have been entitled upon such reorganization, reclassification, consolidation, merger or similar transaction if this Warrant had

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been exercised immediately prior to such reorganization, reclassification, consolidation, merger or similar transaction; and in any such case, appropriate equitable adjustment (as determined by the Board of Directors of the Company) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the Holder to the end that the provisions set forth herein (including the adjustment of the Warrant Price and the number of Shares issuable upon exercise of this Warrant) shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon the exercise hereof.

         5. Notice of Adjustments. Upon any adjustment of the Warrant Price and any increase or decrease in the number of Shares purchasable upon exercise of this Warrant, then, and in each such case, the Company, within 30 days after the Holder's request, shall give written notice thereof to the Holder at its address as shown on the books of the Company, which notice shall state the Warrant Price as adjusted and the increased or decreased number of Shares purchasable upon exercise of this Warrant, setting forth in reasonable detail the method of calculation of each.

         6. Charges, Taxes and Expenses. The issuance of Shares upon any exercise of this Warrant shall be made without charge to the Holder for any tax or other expense in respect to such issuance (other than taxes based on the Holder's income or revenues), all of which taxes and expenses shall be paid by the Company, and, subject to Section 7, such Shares shall be issued in the name of, or in such name or names as may be directed by, the Holder; provided, however, that in the event that Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by an instrument of transfer in form satisfactory to the Company, duly executed by the Holder in person or by an attorney duly authorized in writing, and the Holder shall pay all transfer taxes payable upon issuance of such Shares, if any.

         7. Compliance with Securities Laws:

                  (i) By its acceptance hereof, the Holder hereby represents that (a) this Warrant is, and the Shares will be, acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, (b) it has no present intention of selling, granting participation in, or otherwise distributing this Warrant or the Shares and (c) it does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer or grant participations to such person, or to any third person, with respect to the Warrant or the Shares.

                  (ii) The Holder understands that this Warrant and the Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), on the grounds that the issuance of the Warrant and the Shares are being made in reliance on an exempt from the registration requirements of the 1933 Act, and that the Company's reliance on such exemption is

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predicated in part upon the Holder's representations and warranties set forth herein. The Holder realizes that the basis for such exemption may not be present in the event that, notwithstanding such representations and warranties, the Holder has in mind merely acquiring the Warrant or the Shares for a fixed or determined period in the future, or for a market rise, or for sale if the market does not rise. The Holder represents that it does not have any such intentions.

                  (iii) By its acceptance hereof, the Holder represents that it is an accredited investor, as defined under Regulation D of the 1933 Act, as amended, experienced in evaluating companies such as the Company, is able to fend for itself with respect to an investment in the Company, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investments, and has the ability to bear the economic risks of its investments. The Holder further represents that it has had the opportunity to consult with its own legal counsel with respect hereto and has had access, prior to the issuance of this Warrant, to all such information as it deemed necessary or appropriate and that it has had, prior to the issuance of this Warrant, the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of this Warrant and the Company's business, management and financial affairs and to obtain additional information necessary to verify the accuracy of any information furnished to it or to which it had access.

                  (iv) The Holder understands that the Warrant and the Shares may not be sold, transferred or otherwise disposed of without registration under the 1933 Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Warrant (or the Shares) or an available exemption from registration under the 1933 Act, the Warrant and the Shares must be held indefinitely. In particular, the Holder is aware that the Warrant and the Shares may not be sold pursuant to Rule 144 promulgated under the 1933 Act unless all of the conditions of that Rule are met. The Holder represents that, in the absence of an effective registration statement covering the Warrant or the Shares, it will sell, transfer or otherwise dispose of the Warrant or the Shares only in a manner consistent with its representations set forth herein.

                  (v) The Holder agrees that in no event will it make a transfer or disposition of the Warrant or the Shares other than in compliance with all applicable laws.

                  (vi) The Holder understands that each certificate or instrument representing the Warrant or the Shares will be endorsed with restrictive legends as required by applicable state securities laws and substantially as follows:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR APPLICABLE STATE SECURITIES LAWS. THESE
         SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT

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         AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE
         SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR DELIVERY TO THE ISSUER OF AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO IT TO THE EFFECT THAT AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE FOR THE PROPOSED TRANSACTION.

         8. Miscellaneous.

                  (a) The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and the Holder hereof and of the Shares.

                  (b) Except to the extent this Warrant is validly exercised, no Holder, as such, shall be entitled to vote or receive distributions or be a stockholder of the Company in respect of the Shares for any purpose.




                           [signature page to follow]

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         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

         DATED as of the 26th day of October 2000.


                                          Blue Rhino Corporation

                                          By: /s/ Billy D. Prim
                                                  Billy D. Prim
                                                  Chief Executive Officer


Accepted and agreed:

/s/ Thomas E. Brandtonies
Thomas E. Brandtonies